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                                                                       Exhibit 1




                       69,750,000 REGISTERED COMMON SHARES

                                   ALCON, INC.



                             UNDERWRITING AGREEMENT



                                                                  March 20, 2002






CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
As Representatives of the Several Underwriters,
  c/o Credit Suisse First Boston Corporation,
      Eleven Madison Avenue,
      New York, N.Y. 10010-3629

Dear Sirs:


      1. Introductory. Alcon, Inc., a corporation incorporated under the laws of Switzerland (the "COMPANY"), has issued to Credit Suisse First Boston, Zurich, Switzerland, a banking institution qualified to do business under the laws of Switzerland ("CSFB ZURICH"), on behalf of the several Underwriters named in Schedule A hereto (the "UNDERWRITERS"), an aggregate of 69,750,000 shares (the "FIRM SECURITIES") of its registered common shares, par value CHF 0.20 per share (the "SECURITIES"), in exchange for the payment of amounts by CSFB Zurich pursuant to a Nominal Amount Deposit and Subscription Agreement dated March 15, 2002 (the "SUBSCRIPTION AGREEMENT") among the Company, CSFB Zurich, Nestle S.A., a corporation incorporated under the laws of Switzerland (the "PARENT"), and Credit Suisse First Boston Corporation for subsequent transfer to the Underwriters for offer and placement or sale by them upon payment by them of further amounts as described in Section 3 below. The Company also proposes to issue and sell to CSFB Zurich, on behalf and at the option of the Underwriters, in exchange for the payment of amounts by CSFB Zurich pursuant to the Subscription Agreement and for subsequent transfer to the Underwriters for offer and placement or sale by them upon payment by them of further amounts, an aggregate of not more than an additional 6,975,000 Securities (the "OPTIONAL SECURITIES") as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". As part of the offering contemplated by this Agreement, Credit Suisse First Boston Corporation (the "DESIGNATED UNDERWRITER") has agreed to reserve out of the Firm Securities purchased by it under this Agreement up to 3,487,500 Securities for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed



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will be offered to the public by the Underwriters as set forth in the
Prospectus. The Company hereby agrees with the Underwriters as follows:

      2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

            (a) A registration statement (No. 333-83286) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "COMMISSION") and either (i) has been declared effective under the Securities Act of 1933, as amended (the "ACT"), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (i) an additional registration statement ("ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "REGISTRATION STATEMENTS" and each individually as a "REGISTRATION STATEMENT". The form

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      of prospectus relating to the Offered Securities, as first filed with the
      Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

            (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
      (iii) on the date of this Agreement, each of the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this
      Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

            (c) The Company has been duly incorporated and is validly existing under the laws of Switzerland, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not result in a material adverse effect on the condition (financial or other), business, properties, business prospects or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

            (d) Each subsidiary of the Company that is a "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X under the Act) has been duly incorporated and is an existing corporation in good standing (if applicable) under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each such subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the


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      Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The subsidiaries listed on Exhibit 21.1 to the Initial Registration Statement are the only significant subsidiaries of the Company.

            (e) The Offered Securities, all other outstanding shares of capital stock and the conditional capital of the Company conform to the descriptions thereof contained in the Prospectus; the Offered Securities and all other outstanding capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable; and the shareholders of the Company have no preemptive or other similar rights with respect to the Securities, except such as have been validly complied with, waived or have lapsed prior to the date hereof.

            (g) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (h) The Offered Securities have been approved for listing on the New York Stock Exchange subject only to final notice of issuance.

            (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act.

            (j) Except as disclosed in the Prospectus, under current laws and regulations of Switzerland and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities and paid by the Company to the holder thereof in Swiss francs may be converted into any other convertible currency and freely transferred out of Switzerland, and all such payments made to holders thereof or therein who are non-residents of Switzerland under Swiss tax laws and regulations will not be subject to income, withholding or other taxes under laws and regulations of Switzerland or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Switzerland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Switzerland or any political subdivision or taxing authority thereof or therein.

            (k) This Agreement is in proper legal form under the laws of Switzerland for the enforcement thereof in Switzerland against the Company; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in Switzerland or any political subdivision thereof that it be filed or recorded or enrolled with any court or authority in Switzerland or any political subdivision thereof or that any stamp, registration or similar tax be paid in Switzerland or any political subdivision thereof other than Swiss stamp tax.

            (l) There are no limitations under the current laws and regulations of Switzerland and any political subdivision thereof on the rights of holders of Securities to hold or vote or transfer their respective securities, and no approvals (other than any approval by the shareholders or board of directors of the Company) are currently required in Switzerland (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends declared by the Company to the holders of Securities.



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            (m)   Neither the Company nor any of its subsidiaries is in
      violation of its Articles of Association, charter or by-laws, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject except for such defaults that would not result in a Material Adverse Effect.

            (n) The execution, delivery and performance of this Agreement, the Subscription Agreement and the Separation Agreement dated February 22, 2002 (the "SEPARATION AGREEMENT") between the Company and the Parent, the issuance and sale of the Offered Securities and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their respective properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, which breach, violation or default would result in a Material Adverse Effect or have a material adverse effect on the transactions contemplated herein and therein, or (ii) the articles of association or organizational regulations of the Company or the organizational documents of any such subsidiary.

            (o) The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company.

            (p) Each of the Separation Agreement and the Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by each other party thereto, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to general equity principles and to Swiss law principles on abuse of rights (Rechtsmissbranch).

            (q) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, except such as would not individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

            (r) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies, including, without limitation, the U.S. Food and Drug Administration (the "FDA") necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (s) To the best of the Company's knowledge, except as disclosed in the Prospectus, there are no rulemaking or similar proceedings before the FDA or the U.S. Patent and Trademark Office or any similar entity in any other jurisdiction which affect or involve the Company or any of its subsidiaries or any of the processes or products which the Prospectus discloses the Company or


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      any of its subsidiaries has developed, is developing or proposes to develop or uses or proposes to use which, if the subject of an action unfavorable to the Company, could have a Material Adverse Effect.

            (t) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

            (u) Except as disclosed in the Prospectus, the Company and its subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

           (v) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would lead to such a claim.


            (w) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened.


            (x) The financial statements included in each Registration Statement and the Prospectus present fairly the financial positions of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States ("U.S. GAAP"), applied on a consistent basis and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

            (y) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event that would be likely to result in a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.



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            (z)   The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

            (aa) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged, except for insurance policies the absence of which would not result in a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (bb) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of the operations of, the Company and its subsidiaries. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has not made, and, to the knowledge of the Company, no employee or agent of the Company has made, any payment of the Company's funds or received or retained any funds in violation of any applicable law, regulation or rule.

            (cc) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer, supplier or any of them on the other hand, which is required by the Act or the applicable published Rules and Regulations thereunder to be described in the Registration Statement or the Prospectus and which is not so described or is not described as required.

            (dd) Except as set forth or contemplated in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of the capital stock of the Company or any subsidiary or any security convertible into, or exercisable or exchangeable for, such stock.

            (ee) Neither the Company or any of its subsidiaries, nor, to the best of the Company's knowledge after due inquiry, any director, officer, employee, agent or other person acting on behalf of the Company or any of its subsidiaries has, in the course of his or her actions for, or on behalf of, the Company or any of its subsidiaries, (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, or (B) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (ff) The Company is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and intends to continue to manage its business so as to avoid PFIC status to the extent consistent with its other business goals.

            (gg) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or, except for the registration rights granted to the Parent as contemplated by the Separation Agreement, otherwise registered by the Company under the Act.

            (hh) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company or the Parent any loans or advances to such subsidiary or from transferring title to any of such subsidiary's property or assets to the Company or any other subsidiary of the Company except (i) as described in or contemplated by the Prospectus or (ii) for the effects of the corporate laws, tax laws and monetary policies of the jurisdiction of such subsidiary.

            (ii) Except as described in the Prospectus, no ad valorem stamp duty, stamp tax, stamp duty reserve tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in Switzerland, and no other issuer or transfer tax or duty, is payable in connection with (i) the issuance of the Offered Securities, (ii) the sale and transfer of Offered Securities to or for the respective accounts of the Underwriters, including, without limitation, under the Subscription Agreement, or (iii) the sale and delivery of Offered Securities by the Underwriters to those purchasing the Offered Securities from the Underwriters.

            (jj) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

            (kk) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.


      3. Purchase, Sale and Delivery of Offered Securities. The Company has issued the Firm Securities to CSFB Zurich pursuant to the terms of the Subscription Agreement for subsequent transfer to the Underwriters, and the Underwriters agree, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, severally and not jointly, to purchase from the Company and accept delivery from CSFB Zurich for placement or sale, at a purchase price of $____ per share ("OFFER PRICE"), the respective numbers of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

      Payment of an amount ("PURCHASE PRICE"), equal to (i) the total number of Firm Securities purchased by the Underwriters multiplied by the Offer Price less
(ii) the U.S. dollar equivalent of CHF 0.20 multiplied by the number of Firm Securities (based on the midpoint of the bid and asked conversion rates of Swiss francs to U.S. dollars as displayed on Reuters page FXFX at 11:00 A.M., London time, on the business day immediately following the date of this Agreement), which amount has been previously paid by CSFB Zurich pursuant to the Subscription Agreement, in Federal (same day) funds by official bank check or checks or wire transfer to an account designated by the Company and acceptable to the Representatives will be made at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, against delivery of the Firm Shares by CSFB Zurich to Credit Suisse First Boston Corporation's account with The Depository Trust Company at 9:00 A.M., New York time, on __________, 2002, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange

Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

      In addition, upon written notice from Credit Suisse First Boston Corporation (after consultation with Merrill Lynch, Pierce, Fenner & Smith Incorporated) given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at a price per Security equal to the Offer Price. The Company agrees to issue to CSFB Zurich pursuant to the terms of the Subscription Agreement, for subsequent transfer to the Underwriters, the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Securities (subject to adjustment by Credit Suisse First Boston Corporation to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be issued, sold or delivered unless the Firm Securities previously have been, or simultaneously are, issued, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time (but in no event more than twice) and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse First Boston Corporation to the Company.

      Each time for the delivery by CSFB Zurich of, and payment by the Underwriters for, the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by Credit Suisse First Boston Corporation but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to CSFB Zurich prior to such Optional Closing Date pursuant to the terms of the Subscription Agreement, for subsequent transfer to the several Underwriters. Payment of an amount ("OPTION PURCHASE PRICE"), equal to (i) the total number of Optional Securities purchased by the Underwriters multiplied by the Offer Price less (ii) the U.S. dollar equivalent of CHF 0.20 multiplied by the number of Optional Securities being purchased (based on the midpoint of the bid and asked conversion rates of Swiss francs to U.S. dollars as displayed on Reuters page FXFX at 11:00 A.M., London time, on the business day next preceding such Optional Closing Date) which amount shall have been paid by CSFB Zurich pursuant to the Subscription Agreement, in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank designated by the Company and acceptable to the Representatives will be made at the above office of Shearman & Sterling against delivery of the Optional Securities by CSFB Zurich to Credit Suisse First Boston Corporation's account with The Depository Trust Company.

      Credit Suisse First Boston Corporation hereby undertakes, on behalf of its affiliate CSFB Zurich, to deliver on each Closing Date to the Underwriters in accordance with this Agreement any Securities delivered by the Company to CSFB Zurich pursuant to the terms of this Agreement and the Subscription Agreement.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

      5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

            (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

            The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

            (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without the Representatives' consent; and the Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to holders of its Securities an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 180th day after the end of such fourth fiscal quarter.

            (e) The Company will furnish to the Representatives copies of each Registration Statement (with three of each Registration Statement being signed and including all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

            (f) The Company will use its reasonable best efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify to do business in any jurisdiction in which it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

            (g) During the period ending the earlier of (i) five years hereafter and (ii) the date the Company electronically files reports with the Commission under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), through the Commission's EDGAR system (provided that the Company continues so to file electronically), the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (x) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders and any proxy materials of the Company mailed to shareholders, and (y) from time to time, such other information concerning the Company as the Representatives may reasonably request.

            (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

            (i) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

            (j) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, except for grants of employee stock options, stock appreciation rights and restricted shares pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof.

            (k) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company of the Participants whose Directed Shares will need to be so restricted. The Company will direct the transfer agent for the Securities to place stop transfer restrictions upon such Directed Shares for such period of time.

            (l) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Shares Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

            (m) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

      6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) The Representatives shall have received a letter, in form and substance satisfactory to the Representative, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), from KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, substantially in the form of Exhibit A hereto.

            (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representatives. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

            (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or Swiss financial or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal, New York or Swiss authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, or outbreak or escalation of hostilities involving, the United States or Switzerland, any declaration of war by Congress or any other national or international calamity or emergency involving the United States or Switzerland if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

            (d) The Representatives shall have received an opinion, dated such Closing Date, of Cravath, Swaine & Moore, U.S. counsel for the Company, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit B hereto. In rendering such opinion, Cravath, Swaine & Moore may relay as to the incorporation of the Company and all other matters governed by Swiss law upon the opinion of Homburger Rechtsanwalte referred to in Section 6(g) of this Agreement.

            (e) The Representatives shall have received an opinion, dated such Closing Date, of Kathleen Knight, Esq., Vice President, Associate General Counsel of the Company, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit C hereto.

            (f) The Representatives shall have received an opinion, dated such Closing Date, of Elaine Whitbeck, Esq., Vice President, Associate General Counsel of the Company, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit D hereto.

            (g) The Representatives shall have received an opinion, dated such Closing Date, of Homburger Rechtsanwalte, Swiss counsel retained for such purpose by the Company, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit E hereto

            (h) The Representatives shall have received an opinion, dated such Closing Date, of Orrick, Herrington & Sutcliffe LLP, special patent counsel for the Company, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit F hereto.

            (i) The Representatives shall have received an opinion, dated such Closing Date, of Debevoise & Plimpton, special trademark counsel for the Company, in form and in substance satisfactory to the Representatives and substantially in the form of Exhibit G hereto.

            (j) The Representatives shall have received an opinion, dated such Closing Date, of Covington & Burling, special U.S. food and drug law counsel for the Company, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit H hereto.

            (k) The Representatives shall have received from Shearman & Sterling, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Shearman & Sterling may rely as to the incorporation of the Company and all other matters governed by Swiss law upon the opinion of Homburger Rechtsanwalte referred to above.

            (l) The Representatives shall have received a certificate, dated such Closing Date, of the President and a financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (m) The Representatives shall have received a certificate, dated such Closing Date, of William Fairbairn, Vice President, Regulatory Affairs of Alcon Research, Ltd., in form and substance satisfactory to the Representatives and substantially in the form of Exhibit I hereto.

            (n) The Representatives shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

            (o) On or prior to the date of this Agreement, the Representatives shall have received lockup letters in the form of Exhibit J hereto, from each of the Parent and the persons listed in Schedule B hereto.

            (p) Each of the Subscription Agreement, the Separation Agreement and the letter agreement addressed to the Representatives from the Parent in the form of Exhibit K hereto shall be in full force and effect on such Closing Date.

            (q) The Offered Securities to be purchased by the Underwriters on such Closing Date shall have been issued and delivered to CSFB Zurich in accordance with the terms of the Subscription Agreement.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

      7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

      The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "DESIGNATED ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made); (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

      (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the names of the Underwriters and allocations of Offered Securities to those Underwriters contained in the table below the first paragraph under the caption "Underwriting", the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the seventh, thirteenth, sixteenth, seventeenth and last paragraphs under the caption "Underwriting".

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 7 (a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. No indemnifying party shall (i) without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party or (ii) be liable for any settlement of any such action effected without its prior written consent, which consent shall not unreasonably be withheld or delayed.


      (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

      8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under
Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

      10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, and to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY 10080, Attention: __________, or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at ______________ , Attention:
______________, with a copy to Nestle S.A., av. Nestle 55, 1800 Vevey, Switzerland, Attention: ______________, provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

      If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                              Very truly yours,

                                    ALCON, INC.

                                           By..............................
                                              Name:
                                              Title:



The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

    CREDIT SUISSE FIRST BOSTON CORPORATION
    MERRILL LYNCH & CO.
    MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

       Acting on behalf of themselves and as
         the Representatives of the several
         Underwriters

    By  CREDIT SUISSE FIRST BOSTON CORPORATION


    By.................................
       Name:
       Title:

    By  MERRILL LYNCH & CO.
        MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED


    By.................................
       Name:
       Title:

                                   SCHEDULE A




                                                            NUMBER OF
    UNDERWRITER                                          FIRM SECURITIES
    -----------                                          ---------------

Credit Suisse First Boston Corporation ............
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated .............................
Goldman, Sachs & Co. ..............................
J.P. Morgan Securities Inc. .......................
Salomon Smith Barney Inc. .........................
Banc of America Securities LLC ....................
Lehman Brothers Inc. ..............................
Morgan Stanley & Co. Incorporated .................
SG Cowen Securities Corporation ...................
UBS Warburg LLC ...................................
                                                             ----------

                  Total............................          69,750,000
                                                             ==========

                                   SCHEDULE B


Timothy R.G. Sear
Gaston-Noel Baechler
Werner Bauer
Peter Brabeck-Letmathe
Francisco Castaner
Odette Dupont-Bonvin
Alain Pedersen
Dr. Wolfgang H. Reichenberger
Claude Rossier
Dr. James I. Cash
Philip H. Geier, Jr.
Lodewijk J.R. De Vink
Dr. G. Andre Bens
Dr. Gerald D. Cagle
Charles E. Miller, Sr.
Fred J. Pettinato
Cary R. Rayment

                                    EXHIBIT A

                             FORM OF COMFORT LETTER
                           TO BE DELIVERED BY KPMG LLP










                                  Exhibit A-1

                                    EXHIBIT B

                         FORM OF OPINION TO BE DELIVERED
                           BY CRAVATH, SWAINE & MOORE










                                  Exhibit B-1

                                    EXHIBIT C

                       FORM OF OPINION TO BE DELIVERED BY
                              KATHLEEN KNIGHT, ESQ.










                                  Exhibit C-1

                                    EXHIBIT D

                       FORM OF OPINION TO BE DELIVERED BY
                              ELAINE WHITBECK, ESQ.








                                  Exhibit D-1

                                    EXHIBIT E

                         FORM OF OPINION TO BE DELIVERED
                           BY HOMBURGER RECHTSANWALTE





                                  Exhibit E-1

                                    EXHIBIT F

                       FORM OF OPINION TO BE DELIVERED BY
                       ORRICK, HERRINGTON & SUTCLIFFE LLP








                                  Exhibit F-1

                                    EXHIBIT G

                       FORM OF OPINION TO BE DELIVERED BY
                              DEBEVOISE & PLIMPTON









                                  Exhibit G-1

                                    EXHIBIT H

                       FORM OF OPINION TO BE DELIVERED BY
                               COVINGTON & BURLING









                                   Exhibit H-1

                                    EXHIBIT I

                    FORM OF CERTIFICATE OF WILLIAM FAIRBAIRN


                                   CERTIFICATE


      I, William Fairbairn, Vice President, Regulatory Affairs of Alcon Research, Ltd. ("Alcon Research"), a subsidiary of Alcon, Inc., a corporation incorporated under the laws of Switzerland (the "Company"), pursuant to Section 6(m) of the Underwriting Agreement dated March [20], 2002 (the "Underwriting Agreement"), among the Company, and Credit Suisse First Boston Corporation, Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representatives of the Several Underwriters named therein, DO HEREBY CERTIFY that:


                  (i) I am the Vice President, Regulatory Affairs of Alcon
            Research, which is the subsidiary of the Company responsible for regulatory affairs and compliance for the Company and its subsidiaries, and as such am knowledgeable in the conduct of the operations of the Company and its subsidiaries as they relate to the FDC Act, the Fair Packaging and Labeling Act and the U.S. Controlled Substances Act, and the regulations promulgated under those acts relating to the Company and its subsidiaries (collectively, the "Applicable Statutes and Regulations");

                  (ii) I have no reason to believe that the current business of the Company and its subsidiaries is not being conducted in material compliance with currently applicable requirements under the Applicable Statutes and Regulations as of the date of the Prospectus and as of the date hereof or that the Company or any of its subsidiaries is currently considering taking action that would result in withdrawal, other than any voluntary withdrawal, from marketing of any of the products currently marketed by the Company or its subsidiaries; and

                  (iii) I have no reason to believe that there are any
            rulemaking or similar proceedings before the U.S. Food and Drug Administration that affect the Company or any of its subsidiaries or any of the products disclosed in the Prospectus as a product which the Company or its subsidiaries has developed, is developing or proposes to develop or uses or proposes to use which, if the subject of an action unfavorable to the Company or its subsidiaries, could have a Material Adverse Effect.

      Capitalized terms used herein without definition have the respective meanings assigned to them in the Underwriting Agreement.

      IN WITNESS WHEREOF, I have executed this Certificate on this __th day of ______ 2002.



                                 By
                                   -------------------------------------------
                                      Name:  William Fairbairn
                                      Title: Vice President, Regulatory -
                                             Affairs of Alcon Research, Ltd.,
                                             a subsidiary of Alcon, Inc.




                                   Exhibit I-1

                                    EXHIBIT J

                              FORM OF LOCKUP LETTER



                                                                __________, 2002


Alcon, Inc.
Bosch 69
P.O. Box 62
6331 Hunenburg, Switzerland



Credit Suisse First Boston Corporation
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated

c/o Credit Suisse First Boston Corporation
    Eleven Madison Avenue
    New York, NY   10010-3629


Dear Sirs:

            As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the Common Shares, par value CHF
0.20 per share, (the "SECURITIES") of Alcon, Inc., and any successor (by merger or otherwise) thereto, (the "COMPANY"), the undersigned hereby agrees that for a period of 180 days after the public offering date set forth in the final prospectus used to sell the Securities (the "PUBLIC OFFERING DATE") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "REPRESENTATIVES"). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

            Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market or in the issuer directed share program will not be subject to this Agreement. A transfer of Securities to a family member, trust or heirs may be made (by operation of law or otherwise), provided the transferee agrees to be bound in writing by the terms of this Agreement.



                                  Exhibit J-1

            In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

            This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before April 15, 2002.

                                    Very truly yours,



                                    ..................................
                                    [Name]





                                  Exhibit J-2

                                    EXHIBIT K

                            FORM OF AGREEMENT BETWEEN
                        NESTLE S.A. AND THE UNDERWRITERS

                               [Nestle letterhead]

                                                               ___________, 2002



CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston Corporation,
       Eleven Madison Avenue,
       New York, N.Y. 10010-3629


Dear Sirs:

         The undersigned (the "PARENT") understands that Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the "REPRESENTATIVES") and others propose to enter into an underwriting agreement (the "UNDERWRITING AGREEMENT") dated the date hereof with Alcon, Inc., a corporation incorporated under the laws of Switzerland (the "COMPANY"), providing for the offering (the "OFFERING") by the several underwriters, including the Representatives and such others named in Schedule A to the Underwriting Agreement (the "UNDERWRITERS"), of the Company's registered common shares, par value CHF 0.20 per share. The Company is a subsidiary of the Parent. This Letter Agreement is hereafter referred to herein as the "AGREEMENT." Capitalized terms used herein and not otherwise defined herein have the meaning ascribed to such terms in the Underwriting Agreement.

         1. Representations and Warranties of the Parent. To induce the Underwriters to participate in the Offering, the Parent represents and warrants to and agrees with each of the Underwriters that:


                  (a) The execution, delivery and performance of the Subscription Agreement and the Separation Agreement, the issuance and sale of the Offered Securities and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Parent or any agreement or instrument to which the Parent is a party or by which the Parent is bound or to which any of the properties of the Parent is subject which breach, violation or default would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, business prospects or results of operations of the Parent and its subsidiaries taken as a whole, or (ii) the articles of association or organizational regulations of the Parent.


                  (b) Each of the Separation Agreement and the Subscription Agreement has been duly authorized, executed and delivered by the Parent and, assuming due authorization, execution and delivery by the other parties thereto constitutes a valid and legally binding agreement of the Parent, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to general equity principles and to Swiss law principles on abuse of rights (Rechtsmissbranch).


                  (c) To the best of the Parent's knowledge after due inquiry, there are no pending actions, suits or proceedings against or affecting the Parent, any of its subsidiaries or any of their respective properties that, if determined adversely to the Parent or any of its subsidiaries, would adversely affect the ability of the Parent to perform its obligations under the Subscription Agreement or the Separation Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Parent's knowledge, threatened.


                  (d) The sections of the Prospectus under the captions "Sole Shareholder" and "Arrangements Between Nestle and our Company" have been reviewed by the Parent and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         2. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The Parent hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement.



                                        Very truly yours,


                                        NESTLE S.A.


                                        By _____________________________________
                                             Name:
                                             Title: